Exhibit 99.1

The Chefs’ Warehouse Reports First Quarter 2020 Financial Results
Net Sales Growth of 5.2%
Ridgefield, CT, May 6, 2020 - The Chefs’ Warehouse, Inc. (NASDAQ: CHEF) (the “Company”), a premier distributor of specialty food products in the United States and Canada, today reported financial results for its first quarter ended March 27, 2020.

Financial highlights for the first quarter of 2020 compared to the first quarter of 2019:

•	Net sales increased 5.2% to $375.4 million for the first quarter of 2020 from $357.0 million for the first quarter of 2019.

•	GAAP net loss was $14.1 million, or $(0.48) per diluted share, for the first quarter of 2020 compared to net income of $1.1 million, or $0.04 per diluted share, in the first quarter of 2019.

•	Adjusted EPS[1] was $(0.60) for the first quarter of 2020 compared to $0.05 for the first quarter of 2019.

•	Adjusted EBITDA[1] was $(13.8) million for the first quarter of 2020 compared to $13.2 million for the first quarter of 2019.

•	The Company had approximately $200.0 million of cash on the balance sheet and $33.4 million of availability on its asset-based loan facility as of April 30, 2020.

“The first quarter of 2020 began with strong organic revenue and gross profit growth in January and February with a solid contribution from Sid Wainer and Cambridge Packing Co., both acquired in that period,” said Chris Pappas, chairman and chief executive officer of The Company. “Obviously the world changed in March with the forced government shut-down. While volume declined significantly, many of our customers remain open for take-out and delivery and we continue to supply them during this unprecedented time. We have taken steps to strengthen our liquidity and we have partnered with multiple retail food outlets to supply both protein and specialty products. In addition, our team quickly launched our direct to consumer “Shop Like a Chef” online home delivery platform to operate alongside our Allen Brothers Premium Steakhouse Steaks site. We have seen significant growth in both platforms and look forward to continuing to build our direct to consumer business.”

First Quarter Fiscal 2020 Results

Net sales for the quarter ended March 27, 2020 increased 5.2% to $375.4 million from $357.0 million for the quarter ended March 29, 2019. Organic revenue declined $23.5 million, or 6.6% versus the prior year quarter. Sales growth of $41.9 million, or 11.8%, resulted from acquisitions. Organic case count declined approximately 5.0% in the Company’s specialty category with unique customers and placements declines at 1.9% and 9.6%, respectively, compared to the prior year quarter. Pounds sold in the Company’s center-of-the-plate category decreased approximately 10.0% compared to the prior year quarter. Estimated deflation was 2.1% in the Company’s specialty categories and inflation of 3.1% in the center-of-the-plate categories compared to the prior year quarter.

Gross profit increased approximately 0.8% to $90.9 million for the first quarter of 2020 from $90.2 million for the first quarter of 2019. Gross profit margin decreased approximately 105 basis points to 24.2% from 25.3%. Gross margins in the Company’s specialty category decreased 311 basis points and gross margins increased 157 basis points in the Company’s center-of-the-plate category compared to the prior year quarter.

1EBITDA, Adjusted EBITDA, adjusted net income (loss) and adjusted EPS are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, adjusted net income (loss) and adjusted EPS to these measures’ most directly comparable GAAP measure.

Specialty category gross profit results include an increase in reserves of approximately $3.3 million related to estimated inventory obsolescence due to the COVID-19 related government shut-down.

Total operating expenses increased by approximately 28.4% to $107.9 million for the first quarter of 2020 from $84.0 million for the first quarter of 2019. As a percentage of net sales, operating expenses were 28.7% in the first quarter of 2020 compared to 23.5% in the first quarter of 2019. Total operating expenses include an estimated non-cash charge of $15.8 million related to incremental bad debt expense due to the COVID-19 forced shut-down.

Operating loss for the first quarter of 2020 was $17.0 million compared to operating income of $6.2 million for the first quarter of 2019. The decrease in operating income was driven primarily by higher operating expenses, offset in part by higher gross profit, as discussed above. As a percentage of net sales, operating loss was 4.5% in the first quarter of 2020 as compared to operating income of 1.8% in the first quarter of 2019.

Total interest expense increased to $5.1 million for the first quarter of 2020 compared to $4.6 million for the first quarter of 2019. The increase was primarily due to the interest charged on our Convertible Senior Notes issued on November 22, 2019 and the $100.0 million draw on our asset-based loan facility on March 18, 2020, partially offset by lower effective interest rates charged on our outstanding debt.

Net loss for the first quarter of 2020 was $14.1 million, or $(0.48) per diluted share, compared to net income of $1.1 million, or $0.04 per diluted share, for the first quarter of 2019.

Adjusted EBITDA1 was $(13.8) million for the first quarter of 2020 compared to $13.2 million for the first quarter of 2019. For the first quarter of 2020, adjusted net loss1 was $17.7 million, or $(0.60) per diluted share compared to adjusted net income of $1.4 million, or $0.05 per diluted share for the first quarter of 2019.

Full Year 2020 Guidance

As mentioned in our press release dated March 18, 2020, we have suspended our full year 2020 guidance due to the uncertain economic environment created by the COVID-19 forced shutdown.

First Quarter 2020 Earnings Conference Call

The Company will host a conference call to discuss first quarter 2020 financial results today at 5:00 p.m. EST. Hosting the call will be Chris Pappas, chairman and chief executive officer, and Jim Leddy, chief financial officer. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com/. An online archive of the webcast will be available on the Company’s investor relations website for 30 days.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to the following: our sensitivity to general economic conditions, including disposable income levels and changes in consumer discretionary spending; our ability to expand our operations in our existing markets and to penetrate new markets through acquisitions; we may not achieve the benefits expected from our acquisitions, which could adversely impact our business and operating results; we may have difficulty managing and facilitating our future growth; conditions beyond our control could materially affect the cost and/or availability of our specialty food products or center-of-the-plate products and/or interrupt our distribution network; our increased distribution of center-of-the-plate products, like meat, poultry and seafood, involves increased exposure to price volatility experienced by those products; our business is a low-margin business and our profit margins may be sensitive to inflationary and deflationary pressures; because our foodservice distribution operations are concentrated in certain culinary markets, we are susceptible to economic and other developments, including adverse weather conditions, in these areas; fuel cost volatility may have a material adverse effect on our business, financial condition or results of operations; our ability to raise capital in the future may be limited; we may be unable to obtain debt or other financing, including financing necessary to execute on our acquisition strategy, on favorable terms or at all; our business operations and future development could be significantly disrupted if we lose key members of our management team; significant public health epidemics or pandemics, including COVID-19, may adversely affect our business, results of operations and financial condition; and other risks and uncertainties included under the heading Risk Factors in our Annual Report on Form 10-K filed on February 24, 2020 and other filings by the Company with the SEC since that date. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolateries, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 55,000 products to more than 34,000 customer locations throughout the United States and Canada.

Contact:
Investor Relations
Jim Leddy, CFO, (718) 684-8415

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 27, 2020	March 29, 2019
Net Sales	$375,431	$357,027
Cost of Sales	284,530	266,838
Gross Profit	90,901	90,189

Operating Expenses	107,917	84,039
Operating (Loss) Income	(17,016)	6,150

Interest Expense	5,124	4,551
Loss on Asset Disposal	42	34
(Loss) Income Before Income Taxes	(22,182)	1,565

Provision for Income Taxes	(8,097)	431

Net (Loss) Income	$(14,085)	$1,134

Net Loss (Income) Per Share:
Basic	$(0.48)	$0.04
Diluted	$(0.48)	$0.04

Weighted Average Common Shares Outstanding:
Basic	29,621,433	29,457,257
Diluted	29,621,433	29,840,979

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 27, 2020 AND DECEMBER 27, 2019
(in thousands)

	March 27, 2020	December 27, 2019
	(unaudited)
Cash	$193,517	$140,233
Accounts receivable, net	144,263	175,044
Inventories, net	129,999	124,056
Prepaid expenses and other current assets	24,914	13,823
Total current assets	492,693	453,156

Equipment, leasehold improvements and software, net	125,635	92,846
Operating lease right-of-use assets	127,255	127,649
Goodwill	212,510	197,743
Intangible assets, net	145,752	138,751
Other assets	3,069	3,534
Total assets	$1,106,914	$1,013,679

Accounts payable	$92,621	$94,097
Accrued liabilities	29,477	29,847
Short-term operating lease liabilities	18,091	17,453
Accrued compensation	8,172	8,033
Current portion of long-term debt	4,069	721
Total current liabilities	152,430	150,151

Long-term debt, net of current portion	495,860	386,106
Operating lease liabilities	119,786	120,572
Deferred taxes, net	8,983	10,883
Other liabilities	10,238	10,034
Total liabilities	787,297	677,746

Preferred stock	—	—
Common stock	310	304
Additional paid in capital	210,381	212,240
Cumulative foreign currency translation adjustment	(2,426)	(2,048)
Retained earnings	111,352	125,437
Stockholders’ equity	319,617	335,933

Total liabilities and stockholders’ equity	$1,106,914	$1,013,679

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THIRTEEN WEEKS ENDED MARCH 27, 2020 AND MARCH 29, 2019
(unaudited, in thousands)

	March 27, 2020	March 29, 2019
Cash flows from operating activities:
Net (loss) income	$(14,085)	$1,134

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	4,762	2,881
Amortization of intangible assets	3,298	2,877
Provision for allowance for doubtful accounts	18,431	851
Non-cash operating lease expense	244	537
Deferred taxes	(1,900)	1,131
Amortization of deferred financing fees	762	522
Stock compensation	851	915
Change in fair value of contingent earn-out liabilities	(6,812)	107
Loss on asset disposal	42	34
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	33,141	13,778
Inventories	2,501	677
Prepaid expenses and other current assets	(8,855)	(207)
Accounts payable, accrued liabilities and accrued compensation	(14,311)	(18,010)
Other assets and liabilities	3,916	164
Net cash provided by operating activities	21,985	7,391

Cash flows from investing activities:
Capital expenditures	(3,093)	(4,125)
Cash paid for acquisitions, net of cash received	(63,450)	(27,990)
Net cash used in investing activities	(66,543)	(32,115)

Cash flows from financing activities:
Payment of debt, finance lease and other financing obligations	(687)	(37)
Proceeds from exercise of stock options	—	412
Surrender of shares to pay withholding taxes	(838)	(742)
Cash paid for contingent earn-out liability	(500)	—
Borrowings under asset based loan facility	100,000	—
Net cash provided by (used in) financing activities	97,975	(367)

Effect of foreign currency translation on cash and cash equivalents	(133)	(2)

Net increase in cash and cash equivalents	53,284	(25,093)
Cash and cash equivalents at beginning of period	140,233	42,410
Cash and cash equivalents at end of period	$193,517	$17,317

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF GAAP NET (LOSS) INCOME PER COMMON SHARE
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 27, 2020	March 29, 2019
Numerator:
Net (Loss) Income	$(14,085)	$1,134
Denominator:
Weighted average basic common shares outstanding	29,621,433	29,457,257
Dilutive effect of unvested common shares	—	383,722
Weighted average diluted common shares outstanding	29,621,433	29,840,979

Net (Loss) Income Per Share:
Basic	$(0.48)	$0.04
Diluted	$(0.48)	$0.04

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET (LOSS) INCOME
(unaudited; in thousands)

	Thirteen Weeks Ended
	March 27, 2020	March 29, 2019
Net (Loss) Income	$(14,085)	$1,134
Interest expense	5,124	4,551
Depreciation	4,762	2,881
Amortization	3,298	2,877
Provision for income taxes	(8,097)	431
EBITDA (1)	(8,998)	11,874

Adjustments:
Stock compensation (2)	851	915
Duplicate rent (3)	698	—
Integration and deal costs/third party transaction costs (4)	434	178
Change in fair value of earn-out obligations (5)	(6,812)	107
Loss on asset disposal (6)	42	34
Moving expenses (7)	—	61

Adjusted EBITDA (1)	$(13,785)	$13,169

1.
We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

3.	Represents duplicate rent and occupancy costs for our Los Angeles, CA facility.

4.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.

5.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

6.	Represents the non-cash charge related to the disposal of certain equipment.

7.	Represents moving expenses for the consolidation and expansion of our Ridgefield, CT and Toronto, Canada facilities.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET (LOSS) INCOME TO NET (LOSS) INCOME
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 27, 2020	March 29, 2019
Net (Loss) Income	$(14,085)	$1,134

Adjustments to Reconcile Net (Loss) Income to Adjusted Net (Loss) Income (1):
Duplicate rent (2)	698	—
Integration and deal costs/third party transaction costs (3)	434	178
Moving expenses (4)	—	61
Change in fair value of earn-out obligations (5)	(6,812)	107
Loss on asset disposal (6)	42	34
Tax effect of adjustments (7)	2,058	(105)

Total Adjustments	(3,580)	275

Adjusted Net (Loss) Income	$(17,665)	$1,409

Diluted Earnings per Share - Adjusted	$(0.60)	$0.05

Diluted Shares Outstanding - Adjusted	29,621,433	29,840,979

1.
We are presenting adjusted net income and adjusted earnings per share (EPS), which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use adjusted net income available to common stockholders and adjusted EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of adjusted net income available to common stockholders and adjusted EPS as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents duplicate rent and occupancy costs for our Los Angeles, CA facility.

3.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.

4.	Represents moving expenses for the consolidation and expansion of our Ridgefield, CT and Toronto, Canada facilities.

5.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

6.	Represents the non-cash charge related to the disposal of certain equipment.

7.	Represents the tax effect of items 2 through 6 above.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET (LOSS) INCOME PER COMMON SHARE
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 27, 2020	March 29, 2019
Numerator:
Adjusted Net (Loss) Income	$(17,665)	$1,409
Denominator:
Weighted average basic common shares outstanding	29,621,433	29,457,257
Dilutive effect of unvested common shares	—	383,722
Weighted average diluted common shares outstanding	29,621,433	29,840,979

Adjusted Net (Loss) Income per share:
Diluted	$(0.60)	$0.05